FINANCE AUTHORITY OF MAINE
 Taxable Electric Rate Stabilization Revenue Notes Series 1995A
                 (Bangor Hydro-Electric Company)


    PURCHASE CONTRACT


    PURCHASE CONTRACT dated as of June 28, 1995 ("Purchase Contract") among the FINANCE AUTHORITY OF MAINE, a body corporate and politic and a public instrumentality of the State of Maine (the "Authority"), BANGOR HYDRO-ELECTRIC COMPANY, a Maine corporation (the "Company") and PRUDENTIAL SECURITIES INCORPORATED, as representative (the "Representative") of itself, Chemical Securities Inc., PaineWebber Incorporated and Smith Barney Inc. (collectively with the Representative, the "Initial Purchasers").

    1.   BACKGROUND.

    (a) The Authority proposes to issue $126,000,000 in aggregate principal amount of its Taxable Electric Rate Stabilization Revenue Notes Series 1995A (Bangor Hydro-Electric Company) (the "Notes"), of which: (i) $105,000,000 in aggregate principal amount will be loaned to the Company pursuant to the Agreement (defined below) to finance a portion of the costs associated with the buy back of the power purchase agreements between the Company and (A) Babcock-Ultrapower West Enfield and (B) Babcock-Ultrapower Jonesboro, respectively, and to pay costs of issuance of the Notes, and (ii) $21,000,000 in aggregate principal amount will be used to fund the Capital Reserve Fund (as defined in the Indenture referred to herein);

    (b) The Notes will mature on July 1, 2005, and will not be subject to redemption prior to maturity. The interest rate on the Notes shall be 7.03% per annum. The Notes will be issued pursuant to a resolution adopted on May 18, 1995 by the members of the Authority (the "Note Resolution"), and will be secured under a Trust Indenture (the "Indenture"), dated as of June 1, 1995, between the Authority and First Fidelity Bank, a Connecticut bank and trust company, as trustee (the "Trustee") for the holders of the Notes. Terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Notes will be payable from the Trust Estate, as defined in the Indenture, including the Pledged Revenues, as defined in a Loan Agreement (the "Agreement"), dated as of June 1, 1995, between the Authority and the Company, pursuant to which the Authority will loan a portion of the proceeds of the Notes to the Company for the purposes therein described. To evidence, secure and provide for the repayment of the Loan, the Company will deliver to the Authority its Second Mortgage Bonds (as defined in the Agreement), of like principal amount, maturity date and interest rate as the Notes. The Mortgage Bonds are not subject to redemption prior to maturity at the option of the Company.

    (c) The Notes will be further secured by the Capital Reserve Fund established by the Authority with the Trustee pursuant to the provisions of Chapter 110, Title 10 of the Maine Revised Statutes, as amended (the "Act"), which provides that in order to maintain the Capital Reserve Fund at the Reserve Requirement, there shall be paid from the State Contingency Account and, to the extent sufficient moneys are unavailable therein, appropriated by the Maine State Legislature annually and paid to the Authority, such sum as shall be certified by the Authority on or before December 1, annually, as necessary to restore the amount in the Capital Reserve Fund to the Reserve Requirement. While the Notes and the aforesaid provisions of the Act do not constitute a legally enforceable obligation of the State nor create a debt on behalf of the State, there is no constitutional bar to future Legislatures to appropriate such sum as shall have been certified by the Authority to the Governor as necessary to restore the Capital Reserve Fund to the Reserve Requirement.

    (d) It is intended that the issuance of the Notes and the use of the proceeds thereof will conform with the provisions of the Act; and that the Notes may be purchased by the Initial Purchasers without registration of any security under the Securities Act of 1933, as amended (the "Securities Act"), or qualification of any indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Initial Purchasers have advised the Authority and the Company that the Initial Purchasers will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof as soon as they deem advisable.

    (e) To induce the Authority to enter into this Purchase Contract and to issue and deliver the Notes, the Company has joined in this Purchase Contract.

    (f) The Notes are being issued in book-entry only form, and the parties acknowledge that, where appropriate, references herein to Notes shall mean beneficial interests therein.

    2. PURCHASE AND SALE OF THE NOTES. Upon the terms and conditions and in reliance upon the representations and warranties of the Authority and the Company set forth herein, the Authority agrees to sell, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Authority at a purchase price of 99.29% of the aggregate principal amount of the Notes, the principal amount of the Notes set forth opposite the name of such Purchaser on Exhibit A hereto.

    The purchase price for the Notes shall be $125,105,400, which shall be determined as set forth in Schedule I hereto, and payable as set forth in
Section 3 hereto. In addition, the Company shall pay or cause to be paid costs and expenses including, but not limited to, reasonable fees and expenses of the Initial Purchasers' counsel and such other costs and expenses, if any, described in Section 13 hereof incurred by the Initial Purchasers and the other parties mentioned in said Section 13 as of the Closing (all such costs and expenses to be submitted to the Company prior to, or as soon as practicable after, the Closing).

    3. DELIVERY AND PAYMENT FOR THE NOTES. The issuance, sale and purchase, and delivery of the Notes shall take place at the offices of Hawkins, Delafield & Wood, 67 Wall Street, New York, New York 10005 at
10:00 a.m., at a closing (the "Closing") on June 30, 1995 or on such other business day and at such other offices as may be agreed upon by the Authority, the Company, and the Representative. At the Closing, the Authority will deliver to the Representative through the facilities of The Depository Trust Company ( DTC") a note dated the date of such Closing (the "Global Note") representing all of the Notes to be purchased on such date, against delivery by the several Initial Purchasers to the Authority or to its order of immediately available funds in the amount of the purchase price thereof. The Global Note so delivered to the Representative shall be registered in the name of Cede & Co., as nominee for DTC. Delivery of such Global Note representing the Notes shall be made at such location as the Representative shall reasonably designate at least two business days in advance of the Closing date. If at the Closing, (i) the Authority shall fail to deliver the Global Note to the Initial Purchasers, (ii) any of the conditions specified in Section 8 hereof shall not have been fulfilled to the Initial Purchasers' satisfaction, or (iii) the Initial Purchasers' obligations hereunder shall have terminated pursuant to Section 9 hereof, the Initial Purchasers shall, at the Initial Purchasers election, be relieved of all further obligations under this Purchase Contract without thereby waiving any other rights the Initial Purchasers may have by reason of such failure or such nonfulfillment. The Authority and the Company agree to have the Notes available for inspection, checking and packaging by the Representative in New York, New York not later than 1:00 p.m. on the business day prior to the Closing.

    4. OFFERING OF NOTES. Each Initial Purchaser represents and warrants to and agrees with the Authority and the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on Rule 144A, (ii) to a limited number of institutional accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to the purchase of any Notes offered hereby, deliver to the Initial Purchasers a letter containing certain representations and agreements relating to resale or transfer and (iii) pursuant to offers and sales that occur outside the United States within the meaning of regulation S under the Securities Act.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation
D).

     5. PLACEMENT MEMORANDUM. In connection with the sale of the Notes, the Authority and the Company have prepared a preliminary private placement memorandum, dated June 19, 1995, including any and all exhibits thereto and any information incorporated by reference therein (the "Preliminary Private Placement Memorandum"), and a final private placement memorandum, dated June 28, 1995, including any and all exhibits thereto and any information incorporated by reference therein (the "Private Placement Memorandum") (collectively, the "Placement Memorandum"). The Authority and the Company hereby ratify the use by the Initial Purchasers prior to the date hereof of the Preliminary Private Placement Memorandum and the Private Placement Memorandum in connection with the offering, sale and distribution of the Notes by the Initial Purchasers on the terms provided herein and therein.

     The Placement Memorandum may be amended or supplemented only by the Authority and the Company, with the consent of the Initial Purchasers, which consent shall not be unreasonably withheld.

     The Authority and the Company hereby consent to the use of the forms of the Indenture and the Agreement, the Notes, and other documents referred to in the Placement Memorandum (the "Financing Documents" as defined in the Agreement) in connection with the offering, sale and distribution of the Notes on the terms provided in the Placement Memorandum.

     6. REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY. The Authority represents and warrants to the Initial Purchasers, as of the date hereof and as of the date of the Closing, as follows:

          (a) The Authority is a body corporate and politic and a public instrumentality of the State of Maine, and has full power and authority under the Act, among other things, (i) to issue revenue obligation securities, such as the Notes, and to make the proceeds of such Notes available to persons such as the Company for the purposes described in the Indenture and the Agreement, payable from and secured by a pledge of the Trust Estate, and (ii) to secure such Notes in the manner contemplated by the Indenture.

          (b) The Authority has full legal right, power and authority (i) to adopt the Note Resolution, (ii) to enter into this Purchase Contract, the Indenture, and the Agreement, (iii) to issue, sell and deliver the Notes as provided herein, and (iv) to carry out and consummate all other transactions contemplated by each of the aforesaid documents to be performed by the Authority, and the Authority has complied with all provisions of applicable law, including the Act, in all matters relating to such transactions.

          (c) The Authority has duly authorized (i) the issuance and sale of the Notes upon the terms set forth herein and in the Indenture, (ii) the execution, delivery and due performance by the Authority of this Purchase Contract, the Notes, the Indenture, and the Agreement, and
(iii) the taking of any and all such actions as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by such instruments including the use of the Placement Memorandum. All consents or approvals of any court or governmental agency or body, if any, necessary to be obtained by the Authority in connection with the foregoing have been received, and the consents or approvals so received, if any, are still in full force and effect; provided that (x) the Authority makes no representation or warranty as to any required consents or approvals under the Blue Sky or other securities laws or regulations of any jurisdiction in connection with the offer and sale of the Notes to or by the Initial Purchasers and
(y) an order of the Treasurer of the State of Maine pursuant to Section 1044(2) of the Act must be obtained prior to the Closing.

          (d) The Note Resolution has been duly adopted by the Authority and is in full force and effect. This Purchase Contract when executed and delivered by the parties hereto constitutes, and the Indenture and the Agreement, when duly executed and delivered by the parties thereto, will constitute legal, valid and binding obligations of the Authority enforceable in accordance with their respective terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws heretofore or hereafter enacted affecting creditors' rights, and is subject to the application of principles of equity relating to or affecting the enforcement of contractual obligations, whether such enforcement is considered in a proceeding in equity or at law, and no representation is made as to the availability of any particular remedy.

          (e) When duly authenticated by the Trustee, delivered to the Initial Purchasers and paid for at the Closing in accordance with the provisions of this Purchase Contract, the Notes will have been duly authorized, executed, issued and delivered and will constitute legal, valid and binding limited obligations of the Authority in conformity with the laws of the State of Maine, including the Act, will be entitled to the benefit and security of the Agreement and the Indenture, and will be enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws heretofore or hereafter enacted affecting creditors' rights, and is subject to the application of principles of equity relating to or affecting the enforcement of contractual obligations, whether such enforcement is considered in a proceeding in equity or at law, and no representation is made as to the availability of any particular remedy.

          (f) Neither the adoption by the Authority of the Note Resolution, the execution and delivery by the Authority of this Purchase Contract, the Notes, the Indenture or the Agreement, nor the consummation of the transactions contemplated therein or the compliance with the provisions thereof by or on the part of the Authority, will conflict with, or constitute on the part of the Authority a violation of, or a breach of or default under, any statute, indenture, mortgage, commitment, note or other agreement or instrument to which the Authority is a party or by which it is bound, or under any provision of the Maine Constitution or under any existing law, rule, regulation, resolution, charter, judgment, order or decree to which the Authority is subject.

          (g) To the best of the Authority's knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or threatened against the Authority, which in any way questions or otherwise affects the corporate existence of the Authority, or the titles of its officers to their respective offices, the powers of the Authority referred to in paragraph
(a) above, or the validity of any proceedings taken by the Authority in connection with the issuance of the Notes, or wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by, or the validity or enforceability of, the Note Resolution, the Indenture, the Agreement, the Notes or this Purchase Contract.

          (h) By official action of the Authority prior to the acceptance hereof, the Authority has duly authorized the Preliminary Private Placement Memorandum and the Private Placement Memorandum. As of the respective dates of the Preliminary Private Placement Memorandum and the Private Placement Memorandum, and as of the time of the Authority's acceptance hereof, the information contained in the Preliminary Private Placement Memorandum and the Private Placement Memorandum under the caption The Authority" is true, correct and complete in all material respects, and such information in the Preliminary Private Placement Memorandum and the Private Placement Memorandum does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. As of the Closing Date, the information contained in the Placement Memorandum under the caption The Authority," as supplemented or amended in accordance with Section 5 hereof, will not contain any untrue statement of a material fact or omit to state any material fact which should be included therein for the purposes for which the Placement Memorandum is to be used or which is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with the Initial Purchasers, as of the date hereof and as of the date of the Closing, as follows:

          (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maine, qualified to do business in Maine, and with full corporate power to own the Company's properties and conduct the Company's business. The purposes for which the proceeds of the Notes will be used by the Company will constitute an "electric rate stabilization project" within the meaning of the Act. The Company has full legal right, power and authority to execute and deliver this Purchase Contract, the Agreement and the Second Mortgage Bonds, to authorize the distribution and use of the Preliminary Private Placement Memorandum and the Private Placement Memorandum, to provide for the buy back of the power purchase agreements between the Company and (i) Babcock-Ultrapower West Enfield and (ii) Babcock-Ultrapower Jonesboro, and to take any and all such action as may be required on its part to carry out, give effect to and consummate the transactions contemplated by this Purchase Contract, the Second Mortgage Bonds and the Agreement.

          (b) The Company has duly authorized, executed and delivered this Purchase Contract, and on the Closing Date will have duly authorized, executed and delivered the Second Mortgage Bonds and the Agreement, and has taken all such action as may be required on the part of the Company to carry out, give effect to and consummate the transactions contemplated by each of such documents. This Purchase Contract constitutes, and the Agreement and the Second Mortgage Bonds, when executed and delivered, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except that enforceability may be limited by laws relating to bankruptcy, reorganization or other similar laws affecting the rights of creditors or by equitable principles which may affect the availability of specific performance or other equitable remedies.

          (c) Neither the execution and delivery of this Purchase Contract, the Agreement or the Second Mortgage Bonds, nor the consummation of the transactions contemplated therein or the compliance with the provisions thereof, will conflict with, or constitute on the part of the Company a violation of, or a breach of or default under the Company's Articles of Incorporation or By-laws or any material indenture, mortgage, commitment, note or other agreement or instrument to which the Company is a party or by which the Company is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.
All consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the Company's execution and delivery of, consummation of the transactions contemplated by and compliance with the provisions of this Purchase Contract, the Agreement and the Second Mortgage Bonds have been obtained, including without limitation all necessary approving orders of the Maine Public Utilities Commission ( MPUC").

          (d) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the best of the knowledge of the Company, threatened, against or affecting the Company, or the actions taken or contemplated to be taken by the Company, nor, to the best of the knowledge of the Company, is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, financial condition or operations of the Company, or the transactions contemplated by, or the validity or enforceability of, this Purchase Contract, the Agreement and the Second Mortgage Bonds.

          (e) No event has occurred and no condition exists which, upon issuance of the Notes, would constitute (or with the giving of notice or lapse of time, or both, would constitute) an Event of Default under the Agreement.

          (f) The Company is not in violation of any provisions of, or in default under, its Articles of Incorporation or ByLaws and is not in violation of any provision or in default of any statute, indenture, mortgage, commitment, note or other agreement or instrument to which it is a party or by which it is bound, or any order, rule, regulation or decision of any court or governmental agency or body having jurisdiction over it or any of its activities or properties, which violation would materially and adversely affect its business or financial condition.

          (g) The information contained in the Preliminary Private Placement Memorandum and the Private Placement Memorandum (except for the information and statements pertaining to the Authority under the captions "The Authority" and "Plan of Offering" as to which the Company makes no representations) was or will be, as of their respective dates, and as of the Closing Date will be, true, correct and complete in all material respects, and the Preliminary Private Placement Memorandum and the Private Placement Memorandum do not and will not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Placement Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

          (h) The Company will furnish such information, execute such instruments, and cooperate with the Initial Purchasers as the Initial Purchasers may reasonably request in order for the Initial Purchasers
(i) to qualify the Notes, or perfect an exemption from registration, for offer and sale of the Notes under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Initial Purchasers may designate, and (ii) to determine the eligibility of the Notes for investment under the laws of such states and other jurisdictions, and the Company will use its best effort to continue such exemption or qualification in effect so long as required for distribution of the Notes.

          (i) Any certificate signed by any officer of the Company and delivered to the Authority, Note Counsel, and the Initial Purchasers of the Notes at or before the Closing Date shall be deemed a representation and warranty by the Company to the Authority, Note Counsel, and the Initial Purchasers as to the truth of the statements therein contained.

          (j) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any Note, or solicited offers to buy any Note, under circumstances that would require the registration of the Notes under the Securities Act.

          (k) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

          (l) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment
Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (n) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (o) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Purchase Contract).

          (p) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule
12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the Initial Purchasers and the prospective purchasers designated by such Initial Purchasers, from time to time of such Notes.

          (q) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Placement Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Placement Memorandum to comply with applicable law, the Company will promptly notify the Representative of the same and prepare and provide to the Representative an amendment or supplement which will correct such statement or omission or effect such compliance.

          (r) The Company was not required or coerced by any Initial Purchaser or any affiliate of any Initial Purchaser to designate or to cause to be designated any Initial Purchaser as a purchaser of the Notes, as a condition to the extension of credit by such Initial Purchaser or an affiliate thereof.

     8. CERTAIN CONDITIONS TO INITIAL PURCHASERS OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Notes to be sold to the Initial Purchasers at the Closing shall be subject to (i) the performance by the Authority of its obligations to be performed hereunder,
(ii) the performance by the Company of its obligations under the Agreement to be performed at and prior to the Closing and (iii) the fulfillment to the Initial Purchasers' satisfaction, prior to or at the Closing with respect to the Notes, of the following conditions:

          (a) The representations and warranties of the Authority and the Company herein shall be true on and as of the date of the Closing and shall be confirmed by appropriate certificates at Closing as may be reasonably requested by the Purchasers;

          (b) None of the Authority or the Company shall be in default in the performance of any of their respective covenants pursuant to the Indenture, the Agreement or herein;

          (c) At the time of Closing (i) the Indenture, the Agreement, the Second Mortgage Bonds, and the Global Note shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect and shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Initial Purchasers and (ii) the Authority and the Company shall have duly adopted and there shall be in full force and effect such authorizations as shall be necessary in connection with the transactions contemplated hereby;

          (d) At the Closing Date, (i) any Authority action in connection with the Notes and the approval of the Project (as defined in the Placement Memorandum) by the MPUC shall be final and no longer subject to appeal or reconsideration and (ii) the MPUC approval of the borrowing by the Company under the Agreement shall be final and no appeal of such approval of the borrowing shall affect the validity of the Second
Mortgage Bonds.

          (e) At or prior to the Closing, the Initial Purchasers shall have received two (2) executed or otherwise certified copies of each of the following documents, in form and substance satisfactory to the Initial Purchasers and their counsel:

                    (i) an opinion or opinions of Hawkins, Delafield & Wood, Note Counsel to the Authority, dated the date of the Closing, addressed to the Initial Purchasers (or addressed to the Authority with appropriate reliance letters to the Company and the Initial
Purchasers) to the effect that: (1) the Authority has been duly created and is validly existing under the Act, and has good right and lawful authority to loan funds to the Company and to receive and pledge the repayments of such loan and other amounts therefrom in accordance with the terms of the Agreement and as provided in the Indenture; (2) the Authority has the right and power pursuant to the Act to enter into the Agreement and the Indenture, and the Agreement and the Indenture have each been duly authorized, executed and delivered by the Authority, are in full force and effect, and constitute valid and binding agreements of the Authority enforceable against the Authority in accordance with their terms (subject to customary enforceability exceptions); (3) the Notes have been duly authorized and issued by the Authority in accordance with law and the terms of the Indenture and are valid and binding special obligations of the Authority payable solely out of the Trust Estate under the Indenture for the payment thereof, and the Notes are enforceable in accordance with their terms and the terms of the Indenture and conditions precedent to the delivery of the Notes have been fulfilled (subject to customary enforceability exceptions); (4) the Indenture creates the valid pledge and assignment to the Trustee which it purports to create of all of the Authority's right, title and interest in the Second
Mortgage Bonds and the Agreement (except the rights specifically reserved thereunder); (5) the Notes are not subject to the registration requirements of the Securities Act, and the Indenture is exempt from qualification pursuant to the Trust Indenture Act;
and (6) (x) the information contained in the Placement Memorandum under the captions "The Notes" (other than under "Book-Entry Only
System"), "Security for the Notes," "Tax Matters," and "Legality for Investment" does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (y) the statements contained in the Placement Memorandum (other than under the foregoing sections identified in clause (x) above) with respect to the Notes and the Capital Reserve Fund (as defined in the Indenture), the obligations of the Authority and the State of Maine with respect to the Notes and the Capital Reserve Fund, and the information contained in Exhibit B and Exhibit C to the Placement
Memorandum, insofar as such statements purport to summarize certain provisions of law and of the Indenture and the Agreement, present a fair and accurate summary of such provisions for the purpose of use in the Placement Memorandum;

                    (ii) an opinion of Frederick S. Samp, Esq., General Counsel to the Company dated the date of Closing, addressed to the Authority and the Initial Purchasers, to the effect that: (1) the Company is a corporation validly existing and in good standing under the laws of the State of Maine, with full corporate power and authority to execute, deliver and perform its obligations under the Second Mortgage Bonds, the Agreement, and this Purchase Contract (together, the "Company Documents"), and each has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that the indemnification provisions of the Company Documents may be unenforceable; (2) the Company has power to carry on its business in Maine as presently conducted and as contemplated by the
Placement Memorandum and the Company Documents; (3) except for those which have been obtained, no consent of or authorization by or license or approval of or registration or declaration with any governmental authority is required in connection with the execution, delivery and performance by the Company of, or the validity or enforceability of, any of the Company Documents; (4)
the execution and delivery of the Company Documents and the
performance of its obligations thereunder by the Company have not resulted and will not result in a violation of any law or regulation or of the certificate of incorporation of the Company or its by-laws or constitute a default under any indenture, mortgage, deed, trust agreement or other instrument known to them which the Company is a party or by which it is bound; (5) the Company has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be
performed on its part by the Company Documents; (6) there is no action, suit, proceeding or investigation at law or in equity before any court, public board or body, pending or threatened against or affecting the Company, nor is there any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Company Documents or the validity or enforceability of any of such documents; (7) (x)
the information contained in the Placement Memorandum under the
captions "The Borrower," "The Project,"   "Concurrent Financing"
and "Risk Factors" does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (y) without passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Placement Memorandum (except as set forth in clause (x) above), and without having undertaken to independently verify the accuracy, completeness or fairness of such statements, nothing has come to his attention which leads him to believe that the Placement
Memorandum as of its date, contained any untrue or misleading statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (other than financial and statistical data, as to which he need express no opinion);

                    (iii) an opinion of Winthrop, Stimson, Putnam & Roberts, special counsel to the Company dated the date of Closing, addressed to the Initial Purchasers and the Authority, to the effect that (1) the information contained in the Placement Memorandum under the captions "The Borrower," "The Project," "Concurrent Financing" and "Risk Factors" does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (2) without passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Placement Memorandum (except as set forth in clause (1) above), and without having undertaken to independently verify the accuracy, completeness or fairness of such statements, nothing has come to their attention which leads them to believe that the information with respect to the Company contained in the Placement Memorandum as of its date, contained any untrue or misleading statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (other than financial and statistical data, as to which they need express no opinion);

                    (iv) a certificate of an authorized officer of the Authority, dated the date of the Closing, addressed to the Initial Purchasers, to the effect that the representations and warranties of the Authority in Section 6 of this Purchase Contract are true and correct as of the date hereof and as of the date of the Closing;

                    (v) a certificate of the Company dated the date of the Closing and signed by an authorized official of the Company, addressed to the Initial Purchasers and the Authority, to the effect that the representations and warranties of the Company included in Section 7 of this Purchase Contract are true and correct as of the date hereof and as of the date of the Closing;

                    (vi) opinions, dated the date of the Closing, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Preti, Flaherty,
Beliveau & Pachios, co-counsel to the Initial Purchasers, addressed to the Initial Purchasers, in form satisfactory to the Initial
Purchasers;

                    (vii) the Placement Memorandum;

                    (viii) executed or certified copies of the Indenture, the Agreement, the Second Mortgage Bonds, and the Global Note;

                    (ix) a certificate of one or more duly authorized officers of the Trustee dated the date of Closing, as to the due acceptance of the Indenture by the Trustee and the due authentication and delivery of the Global Note by the Trustee thereunder and as to payment for the Notes;

                    (x) a certificate, dated the date of Closing, of an officer of the Trustee to the effect that: (1) the Trustee has been duly organized, is validly existing and is in good standing under the laws of the State of Connecticut, has the power and lawful authority to act as a trustee and may validly and legally execute the Indenture and accept the duties and obligations established thereunder; and (2) the Trustee has duly accepted the duties and obligations of Trustee imposed upon the Trustee by the Indenture and has duly executed and delivered the Indenture and it is a valid, binding and enforceable obligation of the Trustee;

                    (xi) an opinion or opinions of counsel to the Trustee, dated the date of Closing and addressed to the Initial Purchasers and to the Authority, to the effect that: (1) the Trustee is duly organized, validly existing and in good standing under the laws of the State of Connecticut; (2) the Trustee is lawfully empowered and authorized to execute the Indenture and to carry out its duties and obligations as Trustee under, and to accept the duties and obligations contemplated by, the Indenture; (3) the Trustee has duly authorized the acceptance of the duties and obligations contemplated by the Indenture and has duly accepted the duties and obligations of Trustee thereunder; (4) the Trustee has duly authorized and executed the Indenture; and (5) the Indenture constitutes a valid and legally binding obligation of the Trustee, enforceable in accordance with its terms;

                    (xii) evidence satisfactory to the Initial Purchasers to the effect that since the date of this Purchase Contract there has been no reduction in any rating accorded to the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible down-grading;

                    (xiii) a letter from the Company s auditors, dated a date not less than five (5) business days prior to the Closing, addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers;

                    (xiv) an opinion of counsel to the Authority, dated the date of the Closing, addressed to the Initial Purchasers and the Company, to the effect that the information contained in the Placement Memorandum under the caption entitled "The Authority," as of the date of the Placement Memorandum and as of the date of the Closing, does not contain any untrue or misleading statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                    (xv) other certificates of the Authority and the Company and such additional certificates, proceedings, instruments and other documents as the Initial Purchasers may reasonably request to evidence compliance by the Authority and the Company with legal requirements, the truth and accuracy, as of the time of Closing, of the respective representations of the Authority contained in the Indenture, the Agreement and herein and of the Company contained in the Agreement and the due performance or satisfaction by the Authority and the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Authority and the Company.

     All such opinions, certificates, letters, agreements and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Initial Purchasers and their counsel.

     9. TERMINATION. The Initial Purchasers shall have the right to cancel their obligation to purchase the Notes if:

          (a) Legislation shall be favorably reported by a Committee of the House of Representatives or the Senate of the Congress of the United
States or be introduced by committee, by amendment or otherwise, in, or be enacted by, the House of Representatives or the Senate, or be recommended by the President of the United States or by committee of the House of Representatives or the Senate to the Congress of the United
States for passage by the Congress of the United States, or a decision by a court of the United States shall be rendered, or a stop order, ruling, regulation or official statement by, or on behalf of, the United States Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter shall be made or proposed, to the effect that the offering or sale of obligations of the general character of the Notes, as contemplated hereby, is or would be in violation of any provision of the Securities Act as then in effect or the Securities Exchange Act of 1934, as amended and as then in effect
(the "Exchange Act"), or that the Indenture shall be required to be qualified under the Trust Indenture Act, or with the purpose or effect of otherwise prohibiting the offering or sale of obligations of the same general character of the Notes, or of the Notes, as contemplated hereby, without registration under the Securities Act or qualification of the Trust Indenture under the Trust Indenture Act ; or

          (b) Any information shall have become known, which, in the Initial Purchasers' reasonable opinion, makes untrue, incorrect or misleading in any material respect any statement or information contained in the Placement Memorandum, as then supplemented or amended in accordance with
Section 5 hereof, or causes the Placement Memorandum, as so supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading;
or

          (c) Legislation shall be favorably reported by a committee of the House of Representatives or the Senate of the Congress of the United
States or be introduced by committee, by amendment or otherwise, in, or be enacted by, the House of Representatives or the Senate, or be recommended by the President of the United States or by committee of the House of Representatives or the Senate to the Congress of the United
States for passage by the Congress of the United States or any legislation, regulation, ordinance, rule or resolution shall be enacted, by any federal governmental body, department or agency of the United
States that would adversely effect the validity and enforceability of the Notes; or

          (d) Except as provided in clause (a) hereof, any legislation, resolution, ordinance, rule or regulation shall be introduced in, or be enacted by, any federal governmental body, department or agency of the United States, or a decision by any court of competent jurisdiction within the United States shall be rendered which, in the Initial Purchasers sole judgment, materially adversely affects the marketability of the Notes; or

          (e) Additional restrictions not in force as of the date hereof shall have been imposed upon trading in securities in the U.S. generally by any governmental authority or by any national securities exchange which, in the Initial Purchasers sole judgment, materially adversely affects the marketability of the Notes; or

          (f) Any U.S. governmental authority shall impose, as to the Notes, or obligations of the general character of the Notes, any restrictions on the Notes not now in force, or increase those now in force which, in the Initial Purchasers sole judgment, materially adversely affects the marketability of the Notes; or

          (g) There shall have been an outbreak or escalation of hostilities or any calamity or crisis having an effect on the financial markets or the market for the Notes and other similar securities that, in the sole judgment of the Initial Purchasers, makes it impracticable to proceed with the offering or the delivery of the Notes as contemplated herein and by the Placement Memorandum; or

          (h) Any state "blue sky" or securities commission shall have withheld registration, exemption or clearance of the offering, and, in the reasonable judgment of the Initial Purchasers, the market for the Notes is materially affected thereby.

     If the Authority or the Company shall be unable to satisfy any of the conditions to the obligations of the Initial Purchasers contained in this Purchase Contract and such condition is not waived by the Initial Purchasers, or if the obligations of the Initial Purchasers to purchase and accept delivery of the Notes shall be terminated or canceled for any reason permitted by this Purchase Contract, this Purchase Contract shall terminate and neither the Initial Purchasers nor the Authority shall be under further obligation hereunder; except that the respective obligations to pay expenses, as provided in Section 13 hereof, shall continue in full force and effect.

     10. INDEMNIFICATION. The Company shall indemnify and hold harmless the Initial Purchasers, the Authority and each of their respective directors, officers, employees and agents and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act (any such person being herein sometimes called an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under any statute or at law or in equity or otherwise, and shall reimburse any such Indemnified Party for any legal or other expenses incurred by it in connection with investigating any claims against it and defending any actions, but only to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Placement Memorandum, as amended or supplemented in accordance with Section 5 hereof, or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in reliance upon and in conformity with written information furnished to the Company or the Authority by or on behalf of the Initial Purchasers specifically for use in the Placement Memorandum, and provided, further, that the Company shall not be liable to the Authority, or its directors, officers, employees or agents, in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Authority specifically for use in the Placement Memorandum. This indemnity agreement shall not be construed as a limitation on any other liability which the Company may otherwise have to any Indemnified Party provided that in no event shall the Company be obligated for double indemnification.

     Promptly after receipt by an Indemnified Party under this Section 10 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 10, notify the Company of the commencement thereof; but the omission so to notify the Company (i) will not relieve it from any liability under this Section 10 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in this Section 10. In case any such action is brought against any Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Company, the Company shall not have the right to direct the defense of such action on behalf of such Indemnified Party or Parties and such Indemnified Party or Parties shall have the right to select separate counsel to defend such action on behalf of such Indemnified Party or Parties. After notice from the Company to such Indemnified Party of its election so to assume the defense thereof and approval by such Indemnified Party of counsel appointed to defend such action, the Company will not be liable to such Indemnified Party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers, representing the Indemnified Parties under this
Section 10 who are parties to such action or actions) or (ii) the Company has authorized the employment of counsel for the Indemnified Party at the expense of the Company. After such notice from the Company to such Indemnified Party, the Company will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the consent of the Company (which consent shall not, in light of such action and the defenses available to the Indemnified Party, be unreasonably withheld), unless such Indemnified Party waived its rights under this Section 10 in which case the Indemnified Party may effect such a settlement without such consent.

     11. DEFAULT OF INITIAL PURCHASERS. If one or more of the Initial Purchasers default in their obligations to purchase Notes hereunder and the aggregate principal amount of such Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase is seven and five tenths percent (7.5%) or less of the aggregate principal amount of Notes to be purchased by all of the Initial Purchasers at such time hereunder, the other Initial Purchasers may make arrangements satisfactory to the Representative for the purchase of such Notes by other persons (who may include one or more of the non-defaulting Initial Purchasers), but if no such arrangements are made by the date of the Closing, the other Initial Purchasers shall be obligated severally in proportion to their respective commitments hereunder to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase. If one or more Initial Purchasers so defaults and the aggregate principal amount of Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase is more than ten percent of the aggregate principal amount of Notes to be purchased by all the Initial Purchasers at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Initial Purchasers) of the Notes with respect to which such default occurs, this Purchase Contract will terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Authority other than as provided in Section 12 hereof. In the event of any default by one or more Initial Purchasers as described in this Section 11, the Representative shall have the right to postpone the Closing as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Notes. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11. Nothing herein shall relieve any defaulting Initial Purchaser from liability for its default.

     12. SURVIVAL OF REPRESENTATIONS. The respective representations, warranties, agreements, covenants, indemnifications and other statements of the Company, the Authority, their respective officers and officials and the Initial Purchasers set forth in the Indenture, the Agreement, or herein, or made by or on behalf of them, respectively, pursuant to this Purchase Contract, shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of the Initial Purchasers, any of their directors, officers, officials, employees or agents or any controlling person referred to in Section 10 hereof, and (ii) delivery and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Section 10 and 13 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Purchase Contract.

     13. PAYMENT OF EXPENSES. The Initial Purchasers shall have no obligation for the payment of any expenses or costs to effect the authorization, issuance, sale and delivery of the Notes other than their internal operating expenses except as expressly set forth herein.

     Upon the sale of the Notes by Authority to the Initial Purchasers, the Initial Purchasers shall be under no obligation to pay any expenses incident to the performance of the obligations of the Authority hereunder. All expenses and costs to effect the authorization, preparation, issuance, delivery and sale of the Notes shall be paid by the Company, irrespective of whether the Notes are issued other than as a result of a default by any of the Initial Purchasers (in which case the defaulting Initial Purchaser shall pay all costs, expenses and damages related to its default and actions taken pursuant to this Purchase Contract in respect thereof). Such costs and expenses include, but shall not be limited to: (a) the fees and expenses of the Initial Purchasers co-counsel, (b) the costs and expenses for the preparation, printing, photocopying, execution and delivery of this Purchase Contract, the Placement Memorandum, and the Financing Documents and other agreements and documents contemplated hereby and such other expenses incurred by the Initial Purchasers in connection with the transactions contemplated hereby, (c) the fees of the Authority, (d) the fees of the Trustee and its counsel and (e) the fees of Hawkins, Delafield & Wood, as Note Counsel.

     14. NOTICES. Any notice or other communication to be given under this Purchase Contract shall be given in writing and mailed, telegraphed, telecopied or delivered to:

FOR THE INITIAL PURCHASERS:

     Prudential Securities Incorporated
     One New York Plaza, 14th Floor
     New York, NY  10292-2014
     Attention:  Aaron M. Barman
     Telephone:  (212) 778-4774
     Telecopier:  (212) 778-3443

THE AUTHORITY:

     Finance Authority of Maine
     83 Western Avenue
     P.O. Box 949
     Augusta, ME  04332-0949
     Attention:  Tim Agnew
     cc:  Duncan MacKellar
     Telephone:  (207) 623-3263
     Telecopier: (207) 623-0095

THE COMPANY:

     Bangor Hydro-Electric Company
     33 State Street
     P. O. Box 932
     Bangor, Maine  04402-0932
     Attention:  Robert Weiser
     Telephone:  (207) 990-6925
     Telecopier: (207) 990-6954

     15. PARTIES; SUCCESSORS. This Purchase Contract shall inure to the benefit of and shall be binding upon the Authority, the Company and the Initial Purchasers, and their respective successors and legal representatives, and nothing expressed or mentioned in this Purchase Contract is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Purchase Contract, or any provisions herein contained, this Purchase Contract and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons except that the indemnities of the Company contained in Section 10 of this Purchase Contract shall also be for the benefit of the directors, officers, employees and agents of the Authority and any Initial Purchaser and any person or persons who control any Initial Purchaser within the meaning of Section 15 of the Securities Act.

     16. NO PECUNIARY LIABILITY OF AUTHORITY. No provision, covenant, or agreement contained in this Purchase Contract, and no obligation herein imposed upon the Authority, or the breach thereof, shall constitute an indebtedness of the Authority or the State of Maine or any political subdivision thereof or give rise to a pecuniary liability of the Authority or the State of Maine or any political subdivision thereof. In making the agreements, provisions and covenants set forth in this Purchase Contract, the Authority has not obligated itself, except to the extent that the Authority is authorized to act pursuant to Maine law and except with respect to the Trust Estate. The Authority and any of its officials, officers, employees, members or agents shall have no monetary liability arising out of the obligations of the Authority hereunder or in connection with any covenant, representation or warranty made by the Authority herein, and neither the Authority nor its officials shall be obligated to pay any amounts in connection with the transactions contemplated hereby other than from the Trust Estate.

     17. GOVERNING LAW. This Purchase Contract will be governed by and construed in accordance with the laws of the State of Maine.

     18. GENERAL. This Purchase Contract constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Purchase Contract may be executed in several counterparts, each of which shall be regarded as an original and all of which will constitute one and the same instrument. The section headings of this Purchase Contract are for convenience of reference only and shall not affect its interpretation.

     IN WITNESS WHEREOF, the Authority, the Company and the Initial Purchasers have caused this Purchase Contract to be duly executed and delivered by their representatives thereunto duly authorized to be effective as of the date first above written.


                                          FINANCE AUTHORITY OF MAINE


                  By:                       s/Timothy P. Agnews
                                           --------------------
                  Title:  Chief Executive Officer


                  BANGOR HYDRO-ELECTRIC COMPANY


                  By:                       s/Robert C. Weiser
                                           --------------------

                  Title:  Treasurer


                                          PRUDENTIAL SECURITIES, INC.
                                          CHEMICAL SECURITIES INC.
                                          PAINEWEBBER INCORPORATED
                                          SMITH BARNEY INC.

                                          By:  PRUDENTIAL SECURITIES, INC.


                  By:                              s/Aaron M. Barman
                                                  --------------------

                  Title:  Managing Director






              EXHIBIT A



                                   Principal Amount of Taxable

     Electric Rate Stabilization
                              Revenue
            Notes Series 1995A                      (Bangor Hydro-
      Initial Purchaser                  Percentage (Electric Company)
     ---------------------------------- ----------- ------------------

     Prudential Securities Incorporated    77.5%     $96,956,685
     Chemical Securities Inc.               7.5        9,382,905
     PaineWebber Incorporated               7.5        9,382,905
     Smith Barney, Inc.                     7.5        9,382,905



                                   FINANCE AUTHORITY OF MAINE
                  Taxable Electric Rate Stabilization Revenue Notes
                     Series 1995A (Bangor Hydro-Electric Company)

                           Schedule I to Purchase Contract


Deposit to Project Loan Fund                      $103,239,477.76
Deposit to Capital Reserve Fund                     21,191,940.00
Costs of Issuance                                      673,982.24
                                                  ---------------

     Purchase Price                               $125,105,400.00